Exhibit 99.1

AST SpaceMobile Announces Pricing of Private Offering of $400.0 Million of Convertible Senior Notes Due 2032

January 22, 2025

MIDLAND, Texas—(BUSINESS WIRE) – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, today announced the pricing of $400.0 million aggregate principal amount of convertible senior notes due 2032 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Key Elements of the Transaction:

●	$400.0 million 4.25% convertible senior notes offering with an initial conversion price of approximately $26.99 per share of AST SpaceMobile’s Class A common stock, which represents a premium of approximately 20.0% to the last reported sale price of AST SpaceMobile’s Class A common stock on January 22, 2025;
●	Capped call transactions entered into in connection with the pricing of the notes with an initial cap price of $44.98 per share of AST SpaceMobile’s Class A common stock, which represents a premium of 100% to the last reported sale price of AST SpaceMobile’s Class A common stock on January 22, 2025

Option to Purchase Additional Notes:

AST SpaceMobile also granted the initial purchasers of the notes in the offering an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $60.0 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on January 27, 2025, subject to customary closing conditions.

Use of Proceeds:

AST SpaceMobile estimates that the net proceeds from the offering will be approximately $387.9 million (or approximately $446.3 million if the initial purchasers’ option to purchase additional notes is exercised in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by AST SpaceMobile. AST SpaceMobile intends to use approximately $38.7 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. AST SpaceMobile intends to use the remaining net proceeds from the offering for working capital or other general corporate purposes, which may include other strategic transactions. If the initial purchasers exercise their option to purchase additional notes, AST SpaceMobile expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions, with the remainder of the net proceeds to be used for general corporate purposes as set forth in the preceding sentence.

Additional Details of the Notes:

The notes will be senior, unsecured obligations of AST SpaceMobile. The notes will accrue interest at an annual rate of 4.25%, payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2025. The notes will mature on March 1, 2032, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding December 1, 2031, noteholders will have the right to convert their notes only upon the satisfaction of specified conditions and during certain periods. On or after December 1, 2031 and until the close of business on the second scheduled trading day immediately preceding March 1, 2032, noteholders may convert their notes at any time regardless of these conditions. The initial conversion rate will be 37.0535 shares of AST SpaceMobile’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $26.99 per share of AST SpaceMobile’s Class A common stock, which represents a premium of approximately 20.0% over the last reported sale price of $22.49 per share of AST SpaceMobile’s Class A common stock on the Nasdaq Global Select Market on January 22, 2025), subject to adjustment in certain circumstances. AST SpaceMobile will settle conversions by paying or delivering, as the case may be, cash, shares of AST SpaceMobile’s Class A common stock, or a combination thereof, at AST SpaceMobile’s election.

The notes will not be redeemable at AST SpaceMobile’s option prior to March 6, 2029. AST SpaceMobile may, at its option, redeem all or any portion of the notes for cash on or after March 6, 2029, but only if the last reported sale price per share of AST SpaceMobile’s Class A common stock equals or exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions have been satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Noteholders will have the right to require AST SpaceMobile to repurchase for cash all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date. In addition, following certain corporate events that occur prior to March 1, 2032 or if AST SpaceMobile delivers a notice of redemption, AST SpaceMobile will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its notes in connection with such corporate events or convert its notes in connection with such notice of redemption, as the case may be.

Capped Call Transactions:

In connection with the pricing of the notes, AST SpaceMobile entered into capped call transactions with certain of the initial purchasers of the notes or affiliates thereof (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of AST SpaceMobile’s Class A common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to AST SpaceMobile’s Class A common stock upon any conversion of notes and/or offset any cash payments AST SpaceMobile is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $44.98 per share, which represents a premium of 100% over the last reported sale price of AST SpaceMobile’s Class A common stock of $22.49 per share on the Nasdaq Global Select Market on January 22, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, AST SpaceMobile expects the option counterparties or their respective affiliates will enter into various derivative transactions with respect to AST SpaceMobile’s Class A common stock and/or purchase shares of AST SpaceMobile’s Class A common stock concurrently with or shortly after the pricing of the notes, including with, or from, as the case may be, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of AST SpaceMobile’s Class A common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to AST SpaceMobile’s Class A common stock and/or purchasing or selling AST SpaceMobile’s Class A common stock or other securities of AST SpaceMobile in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the 20 trading day period beginning on the 21st scheduled trading day prior to the maturity date of the notes, or, to the extent AST SpaceMobile exercises the relevant termination election under the capped call transactions, following any repurchase, redemption or conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of AST SpaceMobile’s Class A common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its notes.

The notes are only being offered and will only be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the notes nor the shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the notes or any shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s approximately five billion mobile subscribers and finally bring broadband to the billions who remain unconnected.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion of the offering, the potential effects of entering into the capped call transactions, and the expected use of the net proceeds from the offering. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will consummate the offering, prevailing market conditions, the anticipated use of the net proceeds from the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, and whether the capped call transactions will become effective.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:
Scott Wisniewski
investors@ast-science.com

Media Contacts:
Allison
Eva Murphy Ryan
917-547-7289
AstSpaceMobile@allisonpr.com